Exhibit 99.1



          Bay Resources Raises $1.67 Million for Canadian Exploration
                                    Program


           MELBOURNE, Australia--(BUSINESS WIRE)--April 5, 2004--Bay Resources Ltd, (OTCBB:BYRE), a Delaware Corporation, specializing in gold exploration, is pleased to announce that it has placed with RAB Special Situations LP ("RAB"),
1.67 million common stock at a price of US$1.00, raising US$1.67 million. As part of the private placement, RAB received 1.67 million warrants that have a 2 year exercise period and an exercise price of US$1.30. The proceeds of this private placement will allow Bay Resources to commence its gold exploration efforts on the Committee Bay Greenstone Belt, west of Melville Peninsula, Nunavut, Canada and in the Slave Craton, Nunavut, Canada.
           Recently, the holders of options in the Company exercised those options into common stock and the financier to the Company agreed to convert its debt into equity. The Company issued 6,943,057 units of common stock as a result of the exercise of the options and a further 1,753,984 units of common stock and 1,753,984 warrants over common stock, with a 2 year exercise period and an exercise price of US$1.30, in satisfaction of the conversion of debt into equity.
           The effect of the transactions detailed above is that the Company is debt free. Following these transactions, Bay Resources has 16,714,130 common stock and 3,423,984 warrants on issue.
           The placement to RAB Capital is a significant step forward for the Company enabling it to meet its exploration milestones for the 2004 season.
           The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the Securities and Exchange Commission by July 31, 2004 for purposes of registering the resale of the 1.67 million shares of common stock and the shares of common stock issuable upon exercise of the warrants.
           This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

           About Bay Resources Ltd

           Bay Resources Ltd is a Delaware corporation that is focussing its activities in the mining and exploration industry. Bay Resources has acquired a strategic land position in the highly prospective Committee Bay Greenstone Belt, Canada, for the purpose of undertaking gold and base metal exploration. Bay Resources has also entered into an arrangement with Tahera Corporation ("Tahera"), a Canadian diamond explorer, to explore for gold and base metals on Tahera's ground in the Slave Craton of northern Canada. Bay Resources is continuing to investigate opportunities in the industry for investment and or other types of participation. For further information please visit our website at www.bayresourcesltd.com.

           Forward-Looking Statements

           Forward-looking statements in this press release are made pursuant to the "safe harbour" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of gold prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company's business is set forth in the Company's fiscal 2003 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.


    CONTACT: Bay Resources Ltd, Melbourne
             Mr. Pini Althaus, 877-222-9942
             Director of Business Development & Investor Relations fax: 416-352-6189
             email: BayIR@attglobal.net